UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A

Lafayette, LA 70503

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (337) 233-1307

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2011, LHC Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011.

1.	Election of Directors. On the election of three (3) nominees to serve as Class III directors of the Company for a term of three (3) years, expiring at the 2014 Annual Meeting of Stockholders:

Name	For	Withhold Authority
Keith G. Myers	14,190,327	371,516
Ted W. Hoyt	14,296,366	265,477
George A. Lewis	14,389,242	172,601

2.	Ratification of Selection of Public Accounting Firm. On the ratification of the selection of KPMG, LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011:

For	Against	Abstain
16,884,131	19,812	6,472

3.	Approval of Named Executive Officer Compensation. On the adoption of a resolution approving the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Nonvote
14,347,905	176,600	37,338	2,348,572

4.	Selection of Frequency of Advisory Vote. On the selection of the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Nonvote
12,077,943	128,266	2,319,748	35,886	2,348,572

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ Peter J. Roman
Peter J. Roman
Executive Vice President and Chief Financial Officer

Date: June 13, 2011